Exhibit 99.2

SECURITY AGREEMENT

This Security Agreement (as amended from time to time, the “Security Agreement”), is made by and between is made by and among Quest Patent Research Corporation, a Delaware corporation (“Quest”), Harbor Island Dynamic LLC, a Texas limited liability company (“Harbor,” and, together with Quest collectively, “Seller”), and QPRC Finance III LLC (“Buyer”), a Delaware limited liability company (each, a “Party,” and collectively, the “Parties”). This Security Agreement (a) is effective as of March 12, 2023 (the “Effective Date”) Reference is made to that certain Prepaid Forward Purchase Agreement between Buyer and Seller, dated effective as the Effective Date (as it may be amended from time to time, the “Purchase Agreement”).

WHEREAS, Seller and Buyer have entered into the Purchase Agreement, whereby Buyer is providing funding for Seller for, inter alia, operating expenses and costs associated with the Monetization of the Patents and to allow Buyer to receive a portion of the Proceeds (as defined in the Purchase Agreement); and

WHEREAS, in order to secure the payment, fulfillment, and performance by Seller of its obligations under the Investment Documents, Seller has agreed to grant to Buyer a continuing first-priority security interest in and to all of the Collateral (as hereinafter defined) pursuant to this Security Agreement;

NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth, the parties hereto agree as follows:

Definitions. For purposes of this Security Agreement, capitalized terms used but not defined herein shall have the meanings given to them in the Purchase Agreement, and the following terms shall have the following meanings:

“Bankruptcy Code” means the United States Bankruptcy Code Title 11, U.S. Code, as the same may be amended from time to time.

“Collateral” means all right, title and interest of Seller in and to the following property of Seller, whether now owned or hereafter acquired, and wherever located: (i) the Proceeds (as defined in the Purchase Agreement); (ii) the Patents (as defined in the Purchase Agreement); (iii) all General Intangibles now or hereafter arising from or related to the foregoing; and (iv) Proceeds (including, without limitation, Cash Proceeds and insurance proceeds) and products of the foregoing.

“Encumbrance” means any existing or prospective mortgage, pledge, lien, security or ownership interest, charge, hypothecation, or other encumbrance, option agreement, transfer, termination, compromise, set-off right, security or subordination arrangement, adverse claim, or other similar interest or arrangement of any kind.

“Obligations” means all present and future obligations of Seller to Buyer of any kind or nature, including, without limitation: (i) Seller’s obligations to Buyer under the Investment Documents, including payment of the Investment Return, and any claims for breach of any of the Investment Documents; (ii) the repayment of (a) any amounts that Buyer may advance or spend for the maintenance, preservation or enforcement of the Collateral and Buyer’s rights under the Investment Documents, and (b) any other expenditures that Buyer may make under or in connection with this Security Agreement and the enforcement thereof; (iii) all amounts owed under any modifications, renewals or extensions of any of the foregoing obligations; and (iv) any of the foregoing that arises after the filing of a petition by or against Seller under the Bankruptcy Code (including, without limitation, any amounts which would accrue and become due but for the commencement of such petition).

“UCC” means the Uniform Commercial Code in effect in the State of New York, as may be amended from time to time; provided that, if perfection or the effect of perfection or non-perfection or the priority of any security interest in the Collateral or the availability of any remedy is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, then UCC means the Uniform Commercial Code as in effect from time to time in such other jurisdiction for purposes of the provisions hereof related to such perfection, effect of perfection or non-perfection or priority or availability of such remedy, as the case may be.

In addition, the following terms shall have the respective meanings provided for in the UCC: “Cash Proceeds,” “Commercial Tort Claim,” “Deposit Account,” “General Intangibles,” and “Proceeds.”

Grant of Security. As collateral security for the payment and performance of the Obligations, Seller hereby grants and conveys to Buyer a first-priority continuing lien and security interest in and to the Collateral. Seller hereby authorizes Buyer’s filing of financing statements (and any amendments thereto) in such jurisdictions as may be designated by Buyer and to take such other steps and make such other filings as Buyer may determine to perfect Buyer’s lien in and to the Collateral (collectively, the “UCC Financing Statements”). For the avoidance of doubt, Seller authorizes Buyer’s indication of the Collateral pursuant to UCC § 9-504(2). Seller shall do all things necessary so that at all times Buyer will have a valid, first-priority continuing lien and security interest in and to the Collateral. Seller agrees that it will not sell, transfer, lease, assign, or otherwise dispose of any of the Collateral or grant or permit to exist any Encumbrance in or on the Collateral, except as created hereunder.

Remedies. Upon (a) any breach or default by Seller of any representation, warranty, covenant or agreement under any provision of this Security Agreement or the Purchase Agreement, (b) the occurrence of an Event of Default or (c) Seller voluntarily or involuntarily becoming subject to any proceeding under the Bankruptcy Code or any similar proceeding under statutory or common law of any applicable jurisdiction, Buyer may (i) take any action available at law or in equity against Seller to collect the Obligations, whether or not due and owing at such time, (ii) pursue any remedy available at law (including all those rights and remedies that are available to a ‘secured party’ under the provisions of Article 9 of the UCC, or otherwise) to foreclose against the Collateral and (iii) without limitation of the foregoing, transfer ownership of any item of Collateral into the name of Buyer or an entity designated by Buyer, including, without limitation, a transfer of the Patents and the goodwill associated therewith to Buyer or to Buyer’s designees, in each case without further consent or authorization of Seller. All rights and remedies existing under this Security Agreement are cumulative to, and not exclusive of, any other rights or remedies otherwise available to Buyer. The Dispute Resolution provision set forth in Section 9 of the Purchase Agreement shall apply to any dispute concerning this Security Agreement; provided, however, that Buyer, and Buyer only, may elect for the resolution of disputes concerning this Security Agreement in any state or federal court located in New York, New York.

Attorney in Fact. Seller appoints Buyer as Seller’s attorney-in-fact with full irrevocable power and authority in its place and stead and in its name or otherwise, from time to time in Buyer’s sole discretion, to do all things in its name and on its behalf that Buyer may deem reasonably necessary or advisable to create and perfect, and to continue and preserve, an indefeasible continuing first-priority continuing lien and security interest in and to the Collateral in favor of Buyer and to accomplish the purposes of this Security Agreement in connection with Buyer’s exercise of rights and remedies hereunder, including the filing of a form of assignment with the United States Patent and Trademark Office or with such other governmental authorities with respect to any Patents and the goodwill associated therewith.

Seller’s Representations and Covenants. Seller represents and warrants that (a) (i) Seller is a company duly organized, validly existing, and in good standing under the laws of its jurisdiction of organization; (b) Seller owns, with exclusive rights to control, all of the Collateral, free and clear of all Encumbrances, except as created by this Security Agreement, and has the power to transfer and grant the security interests hereunder; (c) Buyer’s security interest in the Collateral is a valid, first-priority security interest, and (d) no authorization, approval, or other action by, and no notice to or filing with, any governmental authority or other person or entity is required for the grant by Seller of the first-priority security interest granted hereby or for the execution, delivery, and performance of this Security Agreement by Seller other than (i) any such authorizations, approvals, actions, notices, or filings that have been obtained or made, or (ii) the filing by Buyer of the UCC Financing Statements. Seller (or any predecessors by merger or otherwise) has not, within the four (4) month period preceding the date hereof, had a different name or address from the name and address of Seller listed on the signature page hereof. Seller covenants that (a) it shall not change its name or form of organization, or take any other action that results in a change of the jurisdiction of organization of Seller, or change its chief executive officer, without giving Buyer at least thirty days’ prior written notice of any such action; and (b) Seller shall promptly, and in any event within two (2) business days after the same is acquired by it, notify Buyer of any future Commercial Tort Claim acquired by Seller with respect to the Claims and shall execute and deliver to Buyer such documents as Buyer shall request to perfect, preserve, or protect the liens, rights, and remedies of Buyer with respect to any such Commercial Tort Claim.

Further Actions. Seller agrees to execute any further documents, and to take any further actions, reasonably requested by Buyer to evidence, maintain the first priority of, or perfect the security interest granted herein, or to effectuate the rights granted to Buyer under the Investment Documents.

Release of Security Interest. Within five (5) business days after all of the Obligations have been indefeasibly paid in full to Buyer, Buyer shall cause to be filed a release of Buyer’s filed UCC Financing Statements; provided that if Buyer fails to release its filed UCC Financing Statements within five (5) business days after all of the Obligations have been indefeasibly paid in full to Buyer, Seller shall have the right to file a release of such filed UCC Financing Statements. Notwithstanding the foregoing, Seller shall not have any right to file a release of Buyer’s filed UCC Financing Statements prior to the indefeasible payment in full of all of the Obligations to Buyer.

Severability. In the event any provision of this Security Agreement is deemed to be unenforceable or contrary to public policy, such provision shall be severable, and the remainder of this Security Agreement shall remain in effect and enforceable to the greatest possible extent.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the Parties hereto have caused this Security Agreement to be duly executed by their respective authorized signatories as of the Effective Date.

QUEST PATENT RESEARCH CORPORATION		QPRC FINANCE III LLC

By:	/s/ Jon C. Scahill	By:
Name:	Jon C. Scahill	Name:
Title:	CEO	Title:
Date:	March 12, 2023	Date:	March 12, 2023
Address:	411 Theodore Fremd Ave.	Address:
	Suite 206S	Email:
	Rye, NY 10580	Phone:
Attn:	Jon Scahill
Email:	jscahill@qprc.com
Phone:	(888) 743-7577

HARBOR ISLAND DYNAMIC LLC

By:	/s/ Jon C. Scahill
Name:	Jon C. Scahill
Title:	Manager
Date:	March 12, 2023
Address:	505 East Travis Street
Suite 114
Marshall, TX 75670
Attn:	Jon Scahill
Email:	jscahill@qprc.com
Phone:	(888) 743-7577

[Signature Page to Security Agreement]

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